Exhibit 99.5

THIRD ADDENDUM TO

SIXTH AMENDED AND RESTATED SERVICE AGREEMENT

This Third Addendum to that certain Sixth Amended and Restated Service Agreement (the “Addendum”) effective as of the 1st day of October, 2025 (the “Effective Date”), is entered into by and between Comenity Capital Bank (“Bank”), a Utah industrial bank, with its principal place of business at 12921 South Vista Station Boulevard, Suite 100, Draper, UT 84020 and Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3095 Loyalty Circle, Columbus, OH 43219.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Sixth Amended and Restated Service Agreement as of January 1, 2025, (the “Agreement”) to outsource certain services to Servicer; and

WHEREAS, Bank and Servicer desire to modify certain Services and Performance Standards set forth in Appendix A and Appendix B to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.  Services. Bank and Servicer agree to amend the Services set forth in Appendix A to the Agreement, such that certain Services are hereby added or deleted as set forth in further detail in Exhibit A hereto.

2.  Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix B to the Agreement, such that certain Performance Standards are hereby amended, added, or deleted as set forth in further detail in Exhibit B hereto.

3.  Miscellaneous. Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement. Other than as set forth above and in Exhibit A and Exhibit B hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

1	Third Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

COMENITY CAPITAL BANK

By:	/s/ Bruce Bowman

Name:	Bruce Bowman

Title:	President

COMENITY SERVICING LLC

By:	/s/ Tammy McConnaughey

Name:	Tammy McConnaughey

Title:	President

2	Third Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

EXHIBIT A

1.	Additions. Set forth below are additional Services, all of which shall be incorporated into Appendix A to the Agreement.

SECTION I: SERVICES APPLICABLE TO ALL COMENITY CAPITAL BANK PRODUCTS

Service Category	Service Description	Amended/ Added
Analytic Data Platforms

•

Oversee and manage the process of data flow for Enterprise Data Hub (EDH) and Enterprise Data Warehouse (EDW).

•

Ensure availability of the Enterprise Data Warehouse (“EDW”) and Enterprise Data Hub (“EDH”).

•

Management of EDW and EDH asset/system/data access reviews and respective records retention.

•

Manage incoming data transmission to analytic data platform, online reports and files from specified contractual sources within the specified timeframes.

•

Review and Remediation of Partial or Duplicate Data in EDW Loads.

•

File Reconciliation and Failure Management for analytic data platforms sourced between Bread Financial and Brand Partners.

•

File Transmission and Tokenization for PCI Data Protection.

•

Tracking and Incident Management for Daily and Monthly File Deliveries into and out of the analytic data platform.

•

Monitoring and Incident Management for Failed CDC Jobs.

•

BID process: file/data creation for brand partners.

Added
Cybersecurity Operation Center

•

Identify, prioritize, analyze and document cyber incidents.

•

Detect and determine impacts of anomalous activity.

•

Mitigation of impact of cyber incidents.

•

Coordinate with internal and external stakeholders regarding cyber incident response and restoration.

•

Monitor information systems and networks to ensure confidentiality, integrity, and availability of corporate information systems.

Added

A-1	Third Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

Service Category	Service Description	Amended/ Added
Cybersecurity Technology & Controls

•

Ensure appropriate protection of technology assets including security planning, intrusion detection and response, remote access, etc.

•

Vulnerability management to support scanning, discovery, and reporting of vulnerabilities to enable timely patching of findings by remediation teams. Application security code scanning and penetration testing to discover security weaknesses and to provide reporting to remediation teams for fix action thereby protecting technology assets.

•

Oversight of technology design to ensure appropriate security controls & platform integration to protect information and data integrity.

•

Infrastructure & Application security.

•

Product Security Management.

•

Cyber strategy & architecture.

Added
Digital Engineering

•

Oversee & manage digital engineering for Omnichannel Platform and customer-facing digital assets, including the Mobile App and Account Center, Apply & Buy, Fraud, Credit Risk, Marketing, Capability Enablement, New Business and Brand Integration and Solutions value streams.

Added
Enterprise Architecture	• Provide strategic oversight of the planning, design, and acquisition of technology solutions to ensure alignment with business objectives, architectural standards, and regulatory requirements.	Added
Enterprise Reporting & Professional Services	• Self-Service Analytics (SSA) Platform. • Brand Interface Reporting. • Core Performance Metrics (CPM) Reporting. • Bounty Reporting. • Data Marts - Reporting/Semantic Data Layer.	Added
Identity & Access Management

•

User & machine identity lifecycle management across associates, partners & customers.

•

Authentication & authorization enforcement.

•

Privileged access management.

•

Identity governance & role-based access controls.

•

Access reviews & audit support.

Added

A-2	Third Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

Service Category	Service Description	Amended/ Added
Operations Engineering

•  Provide Technology services, platform, network, including telecommunications through a secure environment, which can be outsourced to third and fourth parties, including but not limited to:

•

Asset & Configuration Management.

•

Change enablement.

•

Incident & Problem Management.

•

Network Infrastructure & Services Operations.

•

On Premise Infrastructure & Service Operations.

•

Management of end user technology.

•

Provide a 24 X 7 control center/help desk facility to monitor and manage data processing operations on behalf of Bank.

Added
Platform Engineering

•  Provide Technology services, platform, network through a secure environment, which can be outsourced to third and fourth parties, including but not limited to:

•

Cloud migration and all cloud infrastructure management.

•

Software development lifecycle (SDLC) automation.

•

Development of testing frameworks and tools.

•

Enabling standards and best practices through a developer experience solution.

Added
Servicing and Core Processing Engineering

•  Provide Technology services, platform, network, including telecommunications through a secure environment, which can be outsourced to third and fourth parties, including but not limited to:

•

Associate technologies in operations including but not limited to VCARS, IVR and Collections.

•

Core Processing Platform and Core Processing Engineering.

•

Financial Servicing Engineering including payments.

•

Servicing AI Assistant.

•

Telephone Infrastructure & Services Operations.

•

Loyalty and Rewards.

Added
Technology & Cyber Governance

•

Technology Disaster Recovery.

•

Technology Issue Management.

•

Technology Compliance, Audit Readiness, Control & Regulatory Assessments & Control Automation.

•

Maintain technology policies and standards.

•

Technology Third Party Risk Management.

•

Technology Risk Reporting.

Added

A-3	Third Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

Service Category	Service Description	Amended/ Added
Technology Innovation & Transformation

•  Develop and maintain technology solutions through the following core processes:

•

Manage pipeline of key technology-based positions to support recruitment and staffing.

•

Ensure the capabilities of the current and future workforce meet strategic and technical requirements, ensure appropriate assignment of roles and responsibilities, maintain job descriptions, determine succession paths, oversee certifications requirements.

•

Manage and maintain technology functional organization chart.

Added

2.	Deletions. Set forth below are Services which shall be deleted from Appendix A to the Agreement.

SECTION I: SERVICES APPLICABLE TO ALL COMENITY CAPITAL BANK PRODUCTS

Service Category	Service Description	Amended/ Added
Data Processing

•

Manage all aspects of processing platform(s), including day to day operation, backups and maintenance, and disaster recovery.

•

Provide a 24 X 7 control center/help desk facility to monitor and manage data processing operations on behalf of Bank.

•

Ensure availability of the Enterprise Data Warehouse (“EDW”) and Enterprise Data Hub (“EDH”). The EDW and EDH are used to compile and store all data generated as part of operations of the bank.

•

Manage incoming data transmission, online reports and files from specified contractual sources within the specified timeframes.

Deleted
End User Support	• Provision of hardware, software and support to ensure continuous functioning of end user computing needs.	Deleted
Information Security Support	• Provide technologies and manage network and application access to protect client/customer data while assuring privacy and regulatory compliance.	Deleted

A-4	Third Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

Service Category	Service Description	Amended/ Added
Information Technology Services/Outsourcing

•  Provide Information Technology services, platform, network, including telecommunications through a secure environment, which can be outsourced to third and fourth parties, including but not limited to:

•

Timely Incident Restoration.

•

Unix/Linux Server Availability.

•

Windows Server Availability.

•

Mainframe Availability.

•

Critical Application Availability.

•

Data/Voice Connectivity Availability.

•

Stability of Integration Hub API’s Supporting Critical Applications.

•

Implementation of Critical Security Updates/Patches.

•

Completion of Critical Batches.

•

Authorizations.

•

Account maintenance through self-service or Care Center Associate.

•

Other IT services as needed.

•  Provide IT Quality services as listed below:

•

Provide management of production defects.

•

Maintain tracking of Critical and High defects.

•

Maintain listing of critical applications supporting the Bank.

•

Maintain oversight of critical application performance.

•

Provide monitoring of IT fixes implemented.

•

Other IT Quality Services, as requested.

Deleted

A-5	Third Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

EXHIBIT B

1.	Amendments and Additions. Set forth below are additional Performance Standards or revisions to existing Performance Standards, all of which shall be incorporated into Appendix B to the Agreement.

SECTION I: PERFORMANCE STANDARDS APPLICABLE TO ALL COMENITY CAPITAL BANK PRODUCTS

Service Category	Performance Standard	Measuring Period	Amended/ Added
Analytic Data Platforms	Deliver 99% of daily EDW data transmissions from the Mainframe to be available for consumption on the required contractual source file frequency within 48 hours, outside of planned maintenance activities.	Monthly	Amended
	Initiate transfer of 95% PLP Services Files by specified time.	Monthly	Amended
	100% of Online files updated by 4:00AM (CTZ).	Monthly	Amended
	95% of Online files updated by 2:00AM (CTZ).	Monthly	Amended
	Initiate transfer of 100% Monthly Outgoing transmissions by specified time.	Monthly	Amended
	Initiate transfer of 95% Daily Outgoing transmissions by specified time.	Monthly	Amended
	100% Month-End online reports generated by target time.	Monthly	Amended
	95% Daily online reports generated by target time.	Monthly	Amended
Digital Engineering	Maintain 99.95% Transaction Success of Digital Self Service API.	Monthly	Added
	Maintain 99.9% availability for New Account systems to process all applications (SNAP).	Monthly	Amended
	Maintain 99.9% availability of Account Center (Web).	Monthly	Amended
Financial Support	Change Management: 95% of Change Requests completed on-time.	Monthly	Amended
	Change Management: 88% of change records are successfully implemented into the production environment.	Monthly	Amended
	Service Request Management: 88% of Service Requests completed on-time.	Monthly	Amended

B-1	Third Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

Service Category	Performance Standard	Measuring Period	Amended/ Added
	Availability Management: Maintain 99.9% availability of Cloud Device dependent applications.	Monthly	Amended
	Application Availability: Maintain 99.95% availability of Critical HIGH applications.	Monthly	Amended
	Application Availability: Maintain 99.95% availability of Critical MEDIUM applications.	Monthly	Amended
	Application Availability: Maintain 99.85% availability of Critical Low Important applications.	Monthly	Amended
	97% of Severity 1 Root Cause Analyses completed on-time.	Monthly	Amended
Operations Engineering	Work 95% of service requests within 15 business days.	Monthly	Amended
	Help desk support is available 24/7 where at least 90% of monthly inbound calls are answered within 20 seconds or less.	Monthly	Amended
	Maintain 99.55% data connectivity availability (measured as the availability of Lan, Wan, Internet and Client Connectivity).	Monthly	Amended
	Complete 99.5% of on-Premise Mainframe Batch Production Stream Completion jobs within 1 business day of required completion time.	Monthly	Amended
	Priority 1 Incidents Restored within Defined time.	Monthly	Amended
	97% of Priority 2 Incidents Restored within Defined time.	Monthly	Amended
	96% of Priority 3 Incidents Restored within Defined time.	Monthly	Amended
	No more than 1 Priority 1 incident in production for critical applications per release.	Monthly	Amended
	No more than 1 Priority 2 incident in production for critical applications per release.	Monthly	Amended
	Maintain 99.95% or greater Unix & Linux Server availability.	Monthly	Amended
	Maintain 99.95% or greater Windows Server availability.	Monthly	Amended
	Maintain 99.95% or greater Mainframe availability.	Monthly	Amended
	Maintain 99.5% availability of Storage System.	Monthly	Amended
	Maintain 99.9% availability of SQL.	Monthly	Amended
	95.5% Ticket Assignment Accuracy Rate.	Monthly	Amended
	98% Handle Time Less than Fifteen Minutes.	Monthly	Amended

B-2	Third Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

Service Category	Performance Standard	Measuring Period	Amended/ Added
Platform Engineering	98% of Code Modules Released into Production without Defect.	Monthly	Amended
Servicing and Core Processing Engineering	Maintain 99% or greater of Critical Patches Applied Within 30 Days.	Monthly	Amended
	Maintain 99.55% voice connectivity availability (measured as the uptime of all voice connectivity components – SIP, PRI, POTs, e911).	Monthly	Amended
	Maintain 99.9% transaction success of IVR APIs.	Monthly	Amended
	Maintain 99.95% transaction success of Customer Care APIs.	Monthly	Amended
	Maintain 99.95% transaction success of Web Collections APIs.	Monthly	Amended
	Maintain 99.9% availability of Easy Pay.	Monthly	Amended
	Maintain 99.9% availability of Interactive Voice Response (IVR).	Monthly	Amended
	Maintain 99.95% availability of Alvaria.	Monthly	Amended
	Maintain 99.95% availability of VCARS.	Monthly	Amended
	Maintain 99.95% availability of Web Collections.	Monthly	Amended
	99.99% of Authorization System Availability.	Monthly	Amended
	99.9% of Authorization System Responsiveness for Co-Brand and uPLCC in 1 Second.	Monthly	Amended
	99.9% of Authorization System Responsiveness for PLCC in 0.5 Second.	Monthly	Amended
	Complete 100% same day Fiserv Monetary Postings received by the designated cut-off time.	Monthly	Amended
	Complete 100% same day Fiserv Non-Monetary Postings received by the designated cut-off time.	Monthly	Amended
	FCRM – OFAC Response: 99% of GO response within 750ms.	Monthly	Amended
	FCRM – SAR Reporting: 100% of reporting sent to FinCen within 1 day of receipt.	Monthly	Amended
	Maintain 98.5% availability of First Dispute.	Monthly	Amended
	Maintain 98.5% Availability of First Track.	Monthly	Amended
	Maintain 99% Solution Builder (eCustomer Service) availability.	Monthly	Amended
	Maintain 99.5% Fraud Detection Work Center availability.	Monthly	Amended
	Maintain 99.9% Availability of DDA.	Monthly	Amended

B-3	Third Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

Service Category	Performance Standard	Measuring Period	Amended/ Added
	Maintain 99.9% Defense Edge availability.	Monthly	Amended
	Maintain 99.95% Fiserv RESTful Web Services availability.	Monthly	Amended
	Maintain 99.95% Online System availability.	Monthly	Amended
	PLP Services – Maintain 99.9% Agent Portal availability.	Monthly	Amended
	PLP Services – Maintain 99.9% Partner API availability.	Monthly	Amended
	PLP Services – Maintain 99.9% Rewards Website Fulfillment availability.	Monthly	Amended
	Restful Web Services System Responsiveness: Tier 1 – 98% within 250ms.	Monthly	Amended
	Restful Web Services System Responsiveness: Tier 2 – 97% within 500ms.	Monthly	Amended
	Restful Web Services System Responsiveness: Tier 3 – 97% within 1000ms.	Monthly	Amended
	Maintain 99.5% Nautilus availability.	Monthly	Amended
	Maintain 99.9% availability of Financial Crime Risk Management (FCRM).	Monthly	Amended
	Maintain 99.9% availability of PLP (Rewards).	Monthly	Amended

SECTION II: PERFORMANCE STANDARDS APPLICABLE TO REVOLVING CREDIT CARDS

Service Category	Performance Standard	Measuring Period	Deleted
Card Embossing & Issuance	Maintain 99% cardholder personalization accuracy.	Monthly	Added
	Maintain 99% cardholder personalization timeliness of 2- day turnaround.	Monthly	Added
	Maintain 99.5% cardholder personalization timeliness of 3- day turnaround.	Monthly	Added
Lockbox Payment Processing	No greater than 5 Encoding Errors per 100,000 payments made by DELUXE for a dollar or greater in which the intended amount on the check was clear (i.e. payment deposited to the wrong customer account when clearly identified or able to determine within parameters provided, providing duplicate images to the Financial Institution, etc.).	Monthly	Amended

B-4	Third Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

2.	Deletions. Set forth below are Performance Standards which shall be deleted from Appendix B to the Agreement.

SECTION I: PERFORMANCE STANDARDS APPLICABLE TO ALL COMENITY CAPITAL BANK PRODUCTS

Service Category	Performance Standard	Measuring Period	Deleted
Information Technology Servicing/Outsourcing	Maintain 99.9% Transaction Success of Account Center APIs.	Monthly	Deleted
	Maintain 99.9% transaction success of Mobile App APIs.	Monthly	Deleted

SECTION IV: PERFORMANCE STANDARDS APPLICABLE TO SPLIT PAY AND INSTALLMENT LOAN LENDING

Service Category	Performance Standard	Measuring Period	Deleted
IT	Post all valid electronic payment transactions (ACH, debit card, etc.) to customer accounts within 24 hours of receipt of transaction per banking business day, as measured at 12:00 AM Midnight Eastern Time.	Monthly	Deleted

B-5	Third Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank